EXHIBIT 21
                              LIST OF SUBSIDIARIES
                        GRAY COMMUNICATIONS SYSTEMS INC.

             Name of Subsidiary                         Jurisdiction of Incorporation
----------------------------------------------    -------------------------------------------
      The Albany Herald Publishing Co.                             Georgia
      The Rockdale Citizen Publishing Co.                          Georgia
      The Southwest Georgia Shopper, Inc.                          Georgia
      Gray Communications of Indiana, Inc.                         Georgia
      WEAU-TV, Inc.                                                Georgia
      KOLN/KGIN, Inc.                                              Delaware
      WVLT-TV, Inc.                                                Georgia
      WRDW-TV, Inc.                                                Georgia
      WITN-TV, Inc                                                 Georgia
      Gray  Kentucky Television, Inc.                              Georgia
      WEAU Licensee Corp.                                          Delaware
      KOLN/KGIN License, Inc.                                      Delaware
      WJHG Licensee Corp.                                          Delaware
      WCTV Licensee Corp.                                          Delaware
      WVLT Licensee Corp.                                          Delaware
      WRDW Licensee Corp.                                          Delaware
      WITN Licensee Corp.                                          Delaware
      WKYT Licensee Corp.                                          Delaware
      WYMT Licensee Corp.                                          Delaware
      Gray Television Management, Inc.                             Delaware
      Gray MidAmerica Holdings, Inc.                               Delaware
      KTVE Inc.                                                    Arkansas
      Porta-Phone Licensee Corp.                                   Delaware
      Gray Transportation Company, Inc.                            Georgia
      Gray Real Estate and Development Co.                         Georgia
      Gray Florida Holdings, Inc.                                  Georgia
      Lynqx Communications, Inc.                                   Louisiana


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